                                 AMENDED AND RESTATED

                                        BYLAWS

                                          OF

                         ADVANCED FIBRE COMMUNICATIONS, INC.

                               (A Delaware corporation)

                                  TABLE OF CONTENTS


                                                                                 Page
ARTICLE I
                                       OFFICES . . . . . . . . . . . . . . . . . .  1
    Section 1.      Registered Office. . . . . . . . . . . . . . . . . . . . . . .  1
    Section 2.      Other Offices. . . . . . . . . . . . . . . . . . . . . . . . .  1

ARTICLE II
                                    CORPORATE SEAL . . . . . . . . . . . . . . . .  1
    Section 3.     Corporate Seal. . . . . . . . . . . . . . . . . . . . . . . . .  1

ARTICLE III
                      MEETINGS OF STOCKHOLDERS AND VOTING RIGHTS . . . . . . . . .  1
    Section 4.     Place of Meetings . . . . . . . . . . . . . . . . . . . . . . .  1
    Section 5.     Annual Meeting. . . . . . . . . . . . . . . . . . . . . . . . .  2
    Section 6.     Postponement of Annual Meeting. . . . . . . . . . . . . . . . .  2
    Section 7.     Special Meetings. . . . . . . . . . . . . . . . . . . . . . . .  2
    Section 8.     Notice of Meetings. . . . . . . . . . . . . . . . . . . . . . .  2
    Section 9.     Manner of Giving Notice . . . . . . . . . . . . . . . . . . . .  3
    Section 10.    Quorum and Transaction of Business. . . . . . . . . . . . . . .  3
    Section 11.    Adjournment and Notice of Adjourned Meetings. . . . . . . . . .  5
    Section 12.    Waiver of Notice, Consent to Meeting or Approval of Minutes . .  5
    Section 13.    Action by Written Consent Without a Meeting . . . . . . . . . .  6
    Section 14.    Voting. . . . . . . . . . . . . . . . . . . . . . . . . . . . .  6
    Section 15.    Persons Entitled to Vote or Consent . . . . . . . . . . . . . .  6
    Section 16.    Proxies . . . . . . . . . . . . . . . . . . . . . . . . . . . .  6
    Section 17.    Inspectors of Election. . . . . . . . . . . . . . . . . . . . .  7

ARTICLE IV
                                  BOARD OF DIRECTORS . . . . . . . . . . . . . . .  7
    Section 18.    Powers. . . . . . . . . . . . . . . . . . . . . . . . . . . . .  7
    Section 19.    Number of Directors . . . . . . . . . . . . . . . . . . . . . .  7
    Section 20.    Election Of Directors, Term, Qualifications . . . . . . . . . .  7
    Section 21.    Resignations. . . . . . . . . . . . . . . . . . . . . . . . . .  8
    Section 22.    Removal . . . . . . . . . . . . . . . . . . . . . . . . . . . .  8
    Section 23.    Vacancies . . . . . . . . . . . . . . . . . . . . . . . . . . .  9
    Section 24.    Regular Meetings. . . . . . . . . . . . . . . . . . . . . . . .  9
    Section 25.    Participation by Telephone. . . . . . . . . . . . . . . . . . .  9
    Section 26.    Special Meetings. . . . . . . . . . . . . . . . . . . . . . . .  9

                                      i.


    Section 27.    Notice of Meetings. . . . . . . . . . . . . . . . . . . . . . .  9
    Section 28.    Place of Meetings . . . . . . . . . . . . . . . . . . . . . . . 10
    Section 29.    Action by Written Consent Without a Meeting . . . . . . . . . . 10
    Section 30.    Quorum and Transaction of Business. . . . . . . . . . . . . . . 10
    Section 31.    Adjournment . . . . . . . . . . . . . . . . . . . . . . . . . . 10
    Section 32.    Organization. . . . . . . . . . . . . . . . . . . . . . . . . . 10
    Section 33.    Compensation. . . . . . . . . . . . . . . . . . . . . . . . . . 10
    Section 34.    Committees. . . . . . . . . . . . . . . . . . . . . . . . . . . 11

ARTICLE V
                                       OFFICERS. . . . . . . . . . . . . . . . . . 11
    Section 35.    Officers. . . . . . . . . . . . . . . . . . . . . . . . . . . . 11
    Section 36.    Appointment . . . . . . . . . . . . . . . . . . . . . . . . . . 11
    Section 37.    Inability to Act. . . . . . . . . . . . . . . . . . . . . . . . 12
    Section 38.    Resignation . . . . . . . . . . . . . . . . . . . . . . . . . . 12
    Section 40.    Vacancies . . . . . . . . . . . . . . . . . . . . . . . . . . . 12
    Section 41.    Chairman of the Board . . . . . . . . . . . . . . . . . . . . . 12
    Section 42.    President . . . . . . . . . . . . . . . . . . . . . . . . . . . 13
    Section 43.    Vice Presidents . . . . . . . . . . . . . . . . . . . . . . . . 13
    Section 44.    Secretary and Assistant Secretary . . . . . . . . . . . . . . . 13
    Section 45.    Chief Financial Officer . . . . . . . . . . . . . . . . . . . . 14
    Section 46.    Compensation. . . . . . . . . . . . . . . . . . . . . . . . . . 15

ARTICLE VI
                  CONTRACTS, LOANS, BANK ACCOUNTS, CHECKS AND DRAFTS . . . . . . . 15
    Section 47.    Execution of Contracts and Other Instruments. . . . . . . . . . 15
    Section 48.    Loans . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 15
    Section 49.    Bank Accounts . . . . . . . . . . . . . . . . . . . . . . . . . 15
    Section 50.    Checks, Drafts, Etc.. . . . . . . . . . . . . . . . . . . . . . 16

ARTICLE VII
                      CERTIFICATES FOR STOCK AND THEIR TRANSFER. . . . . . . . . . 16
    Section 51.    Certificate for Stock . . . . . . . . . . . . . . . . . . . . . 16
    Section 52.    Transfer on the Books . . . . . . . . . . . . . . . . . . . . . 17
    Section 53.    Lost, Destroyed and Stolen Certificates . . . . . . . . . . . . 17
    Section 54.    Issuance, Transfer and Registration of Shares . . . . . . . . . 17

ARTICLE VIII
                           INSPECTION OF CORPORATE RECORDS . . . . . . . . . . . . 18
    Section 55.    Inspection by Directors . . . . . . . . . . . . . . . . . . . . 18
    Section 56.    Inspection by Stockholders. . . . . . . . . . . . . . . . . . . 18
    Section 57.    Written Form. . . . . . . . . . . . . . . . . . . . . . . . . . 18

                                     ii.


ARTICLE IX
                                    MISCELLANEOUS. . . . . . . . . . . . . . . . . 19
    Section 58.    Fiscal Year . . . . . . . . . . . . . . . . . . . . . . . . . . 19
    Section 59.    Annual Report . . . . . . . . . . . . . . . . . . . . . . . . . 19
    Section 60.    Record Date . . . . . . . . . . . . . . . . . . . . . . . . . . 19
    Section 61.    Bylaw Amendments. . . . . . . . . . . . . . . . . . . . . . . . 20
    Section 62.    Construction and Definition . . . . . . . . . . . . . . . . . . 20
    Section 63.    Registered Stockholders . . . . . . . . . . . . . . . . . . . . 20
    Section 64.    Dividends . . . . . . . . . . . . . . . . . . . . . . . . . . . 20

ARTICLE X
                                   INDEMNIFICATION . . . . . . . . . . . . . . . . 21
    Section 65.    Indemnification of Directors, Officers, Employees And Other
                   Agents. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 21

ARTICLE XI
                                RIGHT OF FIRST REFUSAL . . . . . . . . . . . . . . 22
    Section 66.    Right of First Refusal. . . . . . . . . . . . . . . . . . . . . 22

ARTICLE XII
                             LOANS OF OFFICERS AND OTHERS. . . . . . . . . . . . . 25
    Section 67.    Certain Corporate Loans and Guaranties. . . . . . . . . . . . . 25

                                     iii.

                                 AMENDED AND RESTATED

                                        BYLAWS

                                          OF

                         ADVANCED FIBRE COMMUNICATIONS, INC.
                               (A Delaware corporation)



                                      ARTICLE I
                                       OFFICES

         SECTION 1. REGISTERED OFFICE. The registered office shall be in the City of Wilmington, County of New Castle, State of Delaware.

         SECTION 2. OTHER OFFICES. Additional offices of the corporation shall be located at such place or places, within or outside the State of Delaware, as the Board of Directors may from time to time authorize or the business of the corporation may require.


                                      ARTICLE II
                                    CORPORATE SEAL

         SECTION 3. CORPORATE SEAL. The Board of Directors may adopt a corporate seal having inscribed thereon the name of the corporation, the year of its organization and the words "Corporate Seal, Delaware." If and when a seal is adopted by the Board of Directors, such seal may be used by causing it or a facsimile thereof to be engraved, lithographed, printed, stamped, impressed upon or affixed to any contract, conveyance, certificate for stock or other instrument executed by the corporation.


                                     ARTICLE III
                      MEETINGS OF STOCKHOLDERS AND VOTING RIGHTS

         SECTION 4. PLACE OF MEETINGS. All meetings of the stockholders for the election of directors shall be held at such place as may be fixed from time to time by the Board of Directors, or at such other place either within or without the State of Delaware as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting. Meetings of stockholders for any other purpose may be held at such time and place, within or without the State of Delaware, as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof.

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         SECTION 5.     ANNUAL MEETING.  Annual meetings of stockholders,
commencing with the year 1997, shall be held at such date and time as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting. At such annual meeting, directors shall be elected and any other business may be transacted which may properly come before the meeting.

         SECTION 6. POSTPONEMENT OF ANNUAL MEETING. The Board of Directors and the President shall each have authority to hold at an earlier date and/or time, or to postpone to a later date and/or time, the annual meeting of stockholders.

         SECTION 7.     SPECIAL MEETINGS.

              (a) Special meetings of the stockholders, for any purpose or purposes, may be called by the Board of Directors, or the Chairman of the Board of Directors.

              (b) Upon written request to the Chairman of the Board of Directors, the President, any vice president or the Secretary of the corporation by any person or persons (other than the Board of Directors) entitled to call a special meeting of the stockholders, such officer forthwith shall cause notice to be given to the stockholders entitled to vote, that a meeting will be held at a time requested by the person or persons calling the meeting, such time to be not less than 10 nor more than 60 days after receipt of such request. If such notice is not given within 20 days after receipt of such request, the person or persons calling the meeting may give notice thereof in the manner provided by law or in these bylaws. Nothing contained in this Section 7 shall be construed as limiting, fixing or affecting the time or date when a meeting of stockholders called by action of the Board of Directors may be held.

         SECTION 8. NOTICE OF MEETINGS. Except as otherwise may be required by law and subject to subsection 7(b) above, written notice of each meeting of stockholders shall be given to each stockholder entitled to vote at that meeting (see Section 15 below), by the Secretary, assistant secretary or other person charged with that duty, not less than 10 nor more than 60 days before such meeting.

         Notice of any meeting of stockholders shall state the date, place and hour of the meeting and,

              (a) in the case of a special meeting, the general nature of the business to be transacted;

              (b) in the case of an annual meeting, the general nature of matters which the Board of Directors, at the time the notice is given, intends to present for action by the stockholders; and

              (c) in the case of any meeting at which directors are to be elected, the names of the nominees intended at the time of the notice to be presented by management for election.

         At a special meeting, notice of which has been given in accordance with this Section, action may not be taken with respect to business, the general nature of which has not been stated in such notice. At an annual meeting, action may be taken with respect to business stated in the notice of such meeting and any other business as may properly come before the meeting.

         SECTION 9. MANNER OF GIVING NOTICE. Notice of any meeting of stockholders shall be given either personally or by first-class mail, telegraphic or other written communication, addressed to the stockholder at the address of that stockholder appearing on the books of the corporation or given by the stockholder to the corporation for the purpose of notice. If no such address appears on the corporation's books or is given, notice shall be deemed to have been given if sent to that stockholder by first-class mail or telegraphic or other written communication to the corporation's principal executive office, or if published at least once in a newspaper of general circulation in the county where that office is located. Notice shall be deemed to have been given at the time when delivered personally or deposited in the mail or sent by telegram or other means of written communication.

         If any notice addressed to a stockholder at the address of that stockholder appearing on the books of the corporation is returned to the corporation by the United States Postal Service marked to indicate that the United States Postal Service is unable to deliver the notice to the stockholder at that address, all future notices shall be deemed to have been duly given without further mailing if these shall be available to the stockholder on written demand by the stockholder at the principal executive office of the corporation for a period of one year from the date of the giving of the notice.

         An affidavit of mailing of any notice or report in accordance with the provisions of this Section 9, executed by the Secretary, Assistant Secretary or any transfer agent, shall be prima facie evidence of the giving of the notice.

         SECTION 10.    QUORUM AND TRANSACTION OF BUSINESS.

              (a) At any meeting of the stockholders, a majority of the shares entitled to vote, represented in person or by proxy, shall constitute a quorum. If a quorum is present, the affirmative vote of the majority of shares represented at the meeting and entitled to vote on any matter shall be the act of the stockholders, unless the vote of a greater number or voting by classes is required by law or by the Certificate of Incorporation, and except as provided in subsection (c) below.

              (b) At any meeting of the stockholders, only such business shall be conducted as shall have been brought before the meeting (1) pursuant to the corporation's notice of meeting, (2) by or at the direction of the Board of Directors or (3) by any stockholder of the corporation who is a stockholder of record at the time of giving of the notice provided for in this Bylaw, who shall be entitled to vote at such meeting and who complies with the notice procedures set forth in this Bylaw.

                   For business to be properly brought before any meeting by a stockholder pursuant to clause (3) of this Section 10(b), the stockholder must have given timely notice thereof in writing to the Secretary of the corporation. To be timely, a stockholder's notice must be delivered to or mailed and received at the principal executive offices of the corporation not less than 20 days nor more than 60 days prior to the date of the meeting. A stockholder's notice to the Secretary shall set forth as to each matter the stockholder proposes to bring before the meeting (a) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting, (b) the name and address, as they appear on the corporation's books, of the stockholder proposing such business, and the name and address of the beneficial owner, if any, on whose behalf the proposal is made, (c) the class and number of shares of the corporation which are owned beneficially and of record by such stockholder of record and by the beneficial owner, if any, on whose behalf of the proposal is made and (d) any material interest of such stockholder of record and the beneficial owner, if any, on whose behalf the proposal is made in such business.

                   Notwithstanding anything in these Bylaws to the contrary, no business shall be conducted at a meeting except in accordance with the procedures set forth in this Section 10(b). The presiding officer of the meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting and in accordance with the procedures prescribed by this Section 10(b), and if such person should so determine, such person shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted. Notwithstanding the foregoing provisions of this Section 10(b), a stockholder shall also comply with all applicable requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder with respect to the matters set forth in this Section 10(b).

              (c) The stockholders present at a duly called or held meeting of the stockholders at which a quorum is present may continue to do business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum, provided that any action taken (other than adjournment) is approved by at least a majority of the shares required to constitute a quorum.

              (d) In the absence of a quorum, no business other than adjournment may be transacted, except as described in subsection (c) above.

         SECTION 11. ADJOURNMENT AND NOTICE OF ADJOURNED MEETINGS. Any meeting of stockholders may be adjourned from time to time, whether or not a quorum is present, by the affirmative vote of a majority of shares represented at such meeting either in person or by proxy and entitled to vote at such meeting.

         In the event any meeting is adjourned, it shall not be necessary to give notice of the time and place of such adjourned meeting pursuant to Sections 8 and 9 of these bylaws; provided that if any of the following three events occur, such notice must be given:

              (1) announcement of the adjourned meeting's time and place is not made at the original meeting which it continues or

              (2) such meeting is adjourned for more than 30 days from the date set for the original meeting or

              (3) after the adjournment a new record date is fixed for the adjourned meeting.

         At the adjourned meeting, the corporation may transact any business which might have been transacted at the original meeting.

         SECTION 12.    WAIVER OF NOTICE, CONSENT TO MEETING OR APPROVAL OF
MINUTES.

              (a) Subject to subsection (b) of this Section, the transactions of any meeting of stockholders, however called and noticed, and wherever held, shall be as valid as though made at a meeting duly held after regular call and notice, if a quorum is present either in person or by proxy, and if, either before or after the meeting, each of the persons entitled to vote but not present in person or by proxy signs a written waiver of notice or a consent to holding of the meeting or an approval of the minutes thereof.

              (b) A waiver of notice, consent to the holding of a meeting or approval of the minutes thereof need not specify the business to be transacted or transacted at nor the purpose of the meeting.

              (c) All waivers, consents and approvals shall be filed with the corporate records or made a part of the minutes of the meeting.

              (d) A person's attendance at a meeting shall constitute waiver of notice of and presence at such meeting, except when such person objects at the beginning of the meeting to transaction of any business because the meeting is not lawfully called or convened and except that attendance at a meeting is not a waiver of any right to object to the consideration of matters which are required by law or these bylaws to be in such notice (including those matters described in subsection (d) of Section 8 of these bylaws), but are not so included if such person expressly objects to consideration of such matter or matters at any time during the meeting.

         SECTION 13. ACTION BY WRITTEN CONSENT WITHOUT A MEETING. Effective upon the closing of the corporation's initial public offering of securities pursuant to a registration statement filed under the Securities Act of 1933, as amended, the stockholders of the Corporation may not take action by written consent without a meeting but must take any such actions at a duly called annual or special meeting.

         SECTION 14. VOTING. The stockholders entitled to vote at any meeting of stockholders shall be determined in accordance with the provisions of
Section 15 of these bylaws.

         Unless otherwise provided in the Certificate of Incorporation each stockholder shall at every meeting of the stockholders be entitled to one vote in person or by proxy for each share of the capital stock having voting power held by such stockholder.

         Any stockholder may vote part of such stockholder's shares in favor of a proposal and refrain from voting the remaining shares or vote them against the proposal, other than elections to office, but, if the stockholder fails to specify the number of shares such stockholder is voting affirmatively, it will be conclusively presumed that the stockholder's approving vote is with respect to all shares such stockholder is entitled to vote.

         SECTION 15. PERSONS ENTITLED TO VOTE OR CONSENT. The officer who has charge of the stock ledger of the corporation shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.


         SECTION 16. PROXIES. Every person entitled to vote or execute consents may do so either in person or by one or more agents authorized to act by a written proxy executed by the person or such person's duly authorized agent and filed with the Secretary of the corporation; provided that no such proxy shall be valid after the expiration of three years from the date of its execution, unless the proxy provides for a longer period. The manner of execution, suspension, revocation, exercise and effect of proxies is governed by law.

         SECTION 17. INSPECTORS OF ELECTION. Before any meeting of stockholders, the Board of Directors may appoint any persons, other than nominees for office, to act as inspectors of election at the meeting or its adjournment. If no inspectors of election are so appointed, the chairman of the meeting may, and on the request of any stockholder or a stockholder's proxy shall, appoint inspectors of election at the meeting. The number of inspectors shall be either one or three. If inspectors are appointed at a meeting on the request of one or more stockholders or proxies, the majority of shares represented in person or proxy shall determine whether one or three inspectors are to be appointed. If any person appointed as inspector fails to appear or fails or refuses to act, the chairman of the meeting may, and upon the request of any stockholder or a stockholder's proxy shall, appoint a person to fill that vacancy.

         These inspectors shall: (a) determine the number of shares outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum, and the authenticity, validity, and effect of proxies;(b) receive votes, ballots, or consents;(c) hear and determine all challenges and questions in any way arising in connection with the right to vote;(d) count and tabulate all votes or consents;(e) determine when the polls shall close;(f) determine the result; and (g) do any other acts that may be proper to conduct the election or vote with fairness to all stockholders.


                                      ARTICLE IV
                                  BOARD OF DIRECTORS

         SECTION 18. POWERS. The business of the corporation shall be managed by or under the direction of its board of directors which may exercise all such powers of the corporation and do all such lawful acts and things as are not by statute or by the certificate of incorporation or by these bylaws directed or required to be exercised or done by the stockholders.

         SECTION 19. NUMBER OF DIRECTORS. The authorized number of directors of this corporation shall be not less than a minimum of seven nor more than a maximum of nine, and the number presently authorized is seven. The exact number of directors shall be set within these limits from time to time by resolution of the Board of Directors or by the stockholders at the annual meeting of the stockholders. No reduction in the number of directors shall remove any director prior to the expiration of such director's term of office.

         SECTION 20. ELECTION OF DIRECTORS, TERM, QUALIFICATIONS. The directors shall be elected at each annual meeting of stockholders, in accordance with the Certificate of Incorporation, to hold office until the next annual meeting. Each director elected shall hold office until his or her successor is elected and qualified, or until his death, resignation or removal.

         Nominations for election to the Board of Directors must be made by the Board of Directors or by any stockholder of any outstanding class of capital stock of the corporation entitled to vote for the election of directors. Nominations, other than those made by the Board of Directors of the corporation, must be preceded by notification in writing received by the Secretary of the corporation not less than twenty (20) days nor more than 60 days prior to any meeting of stockholders called for the election of directors. Such notification shall contain the written consent of each proposed nominee to serve as a director if so elected and the following information as to each proposed nominee and as to each person, acting alone or in conjunction with one or more other persons as a partnership, limited partnership, syndicate or other group, who participates or is expected to participate in making such nomination or in organizing, directing or financing such nomination or solicitation of proxies to vote for the nominee:

              (a) the name, age, residence, address, and business address of each proposed nominee and of each such person;

              (b) the principal occupation or employment, the name, type of business and address of the corporation or other organization in which such employment is carried on of each proposed nominee and of each such person;

              (c) the amount of stock of the corporation owned beneficially, either directly or indirectly, by each proposed nominee and each such person; and

              (d) a description of any arrangement or understanding of each proposed nominee and of each such person with each other or any other person regarding future employment or any future transaction to which the corporation will or may be a party.

         The presiding officer of the meeting shall have the authority to determine and declare to the meeting that a nomination not preceded by notification made in accordance with the foregoing procedure shall be disregarded.



         SECTION 21. RESIGNATIONS. Any director of the corporation may resign effective upon giving written notice to the Chairman of the Board, the President, the Secretary or the Board of Directors of the corporation, unless the notice specifies a later time for the effectiveness of such resignation. If the resignation specifies effectiveness at a future time, a successor may be elected pursuant to Section 23 of these bylaws to take office on the date that the resignation becomes effective.

         SECTION 22. REMOVAL. The Board of Directors may declare vacant the office of a director who has been declared of unsound mind by an order of court or who has been convicted of a felony. The entire Board of Directors or any individual director may be removed from office without cause by the affirmative vote of a majority of the outstanding shares entitled to vote on such removal.

         SECTION 23. VACANCIES. A vacancy or vacancies on the Board of Directors shall be deemed to exist in case of the death, resignation or removal of any director, or upon increase in the authorized number of directors or if stockholders fail to elect the full authorized number of directors at an annual meeting of stockholders or if, for whatever reason, there are fewer directors on the Board of Directors, than the full number authorized. Such vacancy or vacancies may be filled by a majority of the remaining directors, though less than a quorum, or by a sole remaining director, and the directors so chosen shall hold office until the next annual election and until their successors are duly elected and qualified or until his earlier resignation or removal. If there are no directors in office, then an election of directors may be held in the manner provided by statute.

         SECTION 24. REGULAR MEETINGS. Regular meetings of the Board of Directors shall be held at such times, places and dates as fixed in these bylaws or by the Board of Directors; provided, however, that if the date for such a meeting falls on a legal holiday, then the meeting shall be held at the same time on the next succeeding full business day. Regular meetings of the Board of Directors held pursuant to this Section 24 may be held without notice.

         SECTION 25. PARTICIPATION BY TELEPHONE. Members of the Board of Directors may participate in a meeting through use of conference telephone or similar communications equipment, so long as all members participating in such meeting can hear one another. Such participation constitutes presence in person at such meeting.

         SECTION 26. SPECIAL MEETINGS. Special meetings of the Board of Directors for any purpose may be called by the Chairman of the Board or the President or any vice president or the Secretary of the corporation or any two directors.

         SECTION 27. NOTICE OF MEETINGS. Notice of the date, time and place of all meetings of the Board of Directors, other than regular meetings held pursuant to Section 24 above shall be delivered personally, orally or in writing, or by telephone, telegraph or facsimile to each director, at least 48 hours before the meeting, or sent in writing to each director by first-class mail, charges prepaid, at least four days before the meeting. Such notice may be given by the Secretary of the corporation or by the person or persons who called a meeting. Such notice need not specify the purpose of the meeting. Notice of any meeting of the Board of Directors need not be given to any director who signs a waiver of notice of such meeting, or a consent to holding the meeting or an approval of the minutes thereof, either before or after the meeting, or who attends the meeting without protesting prior thereto or at its commencement such director's lack of notice. All such waivers, consents and approvals shall be filed with the corporate records or made a part of the minutes of the meeting.

         SECTION 28. PLACE OF MEETINGS. Meetings of the Board of Directors may be held at any place within or without the state which has been designated in the notice of the meeting or, if not stated in the notice or there is no notice, designated in the bylaws or by resolution of the Board of Directors.

         SECTION 29. ACTION BY WRITTEN CONSENT WITHOUT A MEETING. Any action required or permitted to be taken by the Board of Directors may be taken without a meeting, if all members of the Board of Directors individually or collectively consent in writing to such action. Such written consent or consents shall be filed with the minutes of the proceedings of the Board of Directors. Such action by written consent shall have the same force and effect as a unanimous vote of such directors.

         SECTION 30. QUORUM AND TRANSACTION OF BUSINESS. A majority of the authorized number of directors shall constitute a quorum for the transaction of business. Every act or decision done or made by a majority of the authorized number of directors present at a meeting duly held at which a quorum is present shall be the act of the Board of Directors, unless the law, the Certificate of Incorporation or these bylaws specifically require a greater number. A meeting at which a quorum is initially present may continue to transact business, notwithstanding withdrawal of directors, if any action taken is approved by at least a majority of the number of directors constituting a quorum for such meeting. In the absence of a quorum at any meeting of the Board of Directors, a majority of the directors present may adjourn the meeting, as provided in
Section 31 of these bylaws.

         SECTION 31. ADJOURNMENT. Any meeting of the Board of Directors, whether or not a quorum is present, may be adjourned to another time and place by the affirmative vote of a majority of the directors present. If the meeting is adjourned for more than 24 hours, notice of such adjournment to another time or place shall be given prior to the time of the adjourned meeting to the directors who were not present at the time of the adjournment.

         SECTION 32. ORGANIZATION. The Chairman of the Board shall preside at every meeting of the Board of Directors, if present. If there is no Chairman of the Board or if the Chairman is not present, a Chairman chosen by a majority of the directors present shall act as chairman. The Secretary of the corporation or, in the absence of the Secretary, any person appointed by the Chairman shall act as secretary of the meeting.

         SECTION 33. COMPENSATION. Unless otherwise restricted by the certificate of incorporation or these bylaws, the Board of Directors shall have the authority to fix the compensation of directors. The directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as director. No such payment shall preclude any director from serving the corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings.

         SECTION 34. COMMITTEES. The Board of Directors may, by resolution passed by a majority of the whole board, designate one or more committees, each committee to consist of one or more of the directors of the corporation. The board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee.

         In the absence of disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member.

         Any such committee, to the extent provided in the resolution of the Board of Directors, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers that may require it; but no such committee shall have the power or authority in reference to amending the certificate of incorporation, adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease or exchange of all or substantially all of the corporation's property and assets, recommending to the stockholders a dissolution of the corporation or a revocation of a dissolution, or amending the bylaws of the corporation; and, unless the resolution or the certificate of incorporation expressly so provide, no such committee shall have the power or authority to declare a dividend or to authorize the issuance of stock. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors.

         Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors when required.


                                      ARTICLE V
                                      OFFICERS

         SECTION 35. OFFICERS. The officers of the corporation shall be a President, Treasurer and a Secretary. The Board of Directors may elect from among its members a Chairman of the Board and a Vice Chairman of the Board. The Board of Directors may also choose one or more Vice-Presidents, Assistant Secretaries and Assistant Treasurers. Any number of offices may be held by the same person, unless the certificate of incorporation or these bylaws otherwise provide.

         SECTION 36. APPOINTMENT. All officers shall be chosen and appointed by the Board of Directors. The Board of Directors at its first meeting after each annual meeting of stockholders shall choose a President, a Treasurer, and a Secretary and may choose Vice Presidents. The Board of Directors may appoint such other officers and agents as it shall deem necessary who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the board.

         SECTION 37. INABILITY TO ACT. In the case of absence or inability to act of any officer of the corporation or of any person authorized by these bylaws to act in such officer's place, the Board of Directors may from time to time delegate the powers or duties of such officer to any other officer, or any director or other person whom it may select, for such period of time as the Board of Directors deems necessary.

         SECTION 38. RESIGNATION. Any officer may resign at any time upon written notice to the corporation, without prejudice to the rights, if any, of the corporation under any contract to which such officer is a party. Such resignation shall be effective upon its receipt by the Chairman of the Board, the President, the Secretary or the Board of Directors, unless a different time is specified in the notice for effectiveness of such resignation. The acceptance of any such resignation shall not be necessary to make it effective unless otherwise specified in such notice.

         SECTION 39. REMOVAL. Any officer may resign at any time upon written notice to the corporation, without prejudice to the rights, if any, of the corporation under any contract to which such officer is a party. Such resignation shall be effective upon its receipt by the Chairman of the Board, the President, the Secretary or the Board of Directors, unless a different time is specified in the notice for effectiveness of such resignation. The acceptance of any such resignation shall not be necessary to make it effective unless otherwise specified in such notice.

         Any officer may be removed from office at any time, with or without cause, but subject to the rights, if any, of such officer under any contract of employment, by the Board of Directors or by any committee to whom such power of removal has been duly delegated, or, with regard to any officer who has been appointed by the chief executive officer pursuant to Section 36 above, by the chief executive officer or any other officer upon whom such power of removal may be conferred by the Board of Directors.

         SECTION 40.    VACANCIES.     A vacancy occurring in any office for
any cause may be filled by the Board of Directors, in the manner prescribed by this Article of the bylaws for initial appointment to such office.

         SECTION 41. CHAIRMAN OF THE BOARD. The Chairman of the Board, if any, shall preside at all meetings of the Board of Directors and of the stockholders at which he shall be present. He/she shall have and may exercise such powers as are, from time to time, assigned to him by the Board and as may be provided by law. In the absence of the Chairman of the Board, the Vice Chairman of the Board, if any, shall preside at all meetings of the Board of Directors and of the stockholders at which he shall be present. He shall have and may exercise such powers as are, from time to time, assigned to him by the Board and as may be provided by law.

         SECTION 42. PRESIDENT. Subject to such powers, if any, as may be given by the Board of Directors to the Chairman of the Board, if there be such an officer, the President shall be the general manager and chief executive officer of the corporation and shall have general supervision, direction, and control over the business and affairs of the corporation, subject to the control of the Board of Directors. The President may sign and execute, in the name of the corporation, any instrument authorized by the Board of Directors, except when the signing and execution thereof shall have been expressly delegated by the Board of Directors or by these bylaws to some other officer or agent of the corporation. The President shall have all the general powers and duties of management usually vested in the president of a corporation, and shall have such other powers and duties as may be prescribed from time to time by the Board of Directors or these bylaws. The President shall have discretion to prescribe the duties of other officers and employees of the corporation in a manner not inconsistent with the provisions of these bylaws and the directions of the Board of Directors.

         SECTION 43. VICE PRESIDENTS. In the absence or disability of the President, in the event of a vacancy in the office of President, or in the event such officer refuses to act, the Vice President shall perform all the duties of the President and, when so acting, shall have all the powers of, and be subject to all the restrictions on, the President. If at any such time the corporation has more than one vice president, the duties and powers of the President shall pass to each vice president in order of such vice president's rank as fixed by the Board of Directors or, if the vice presidents are not so ranked, to the vice president designated by the Board of Directors. The vice presidents shall have such other powers and perform such other duties as may be prescribed for them from time to time by the Board of Directors or pursuant to Sections 35 and 36 of these bylaws or otherwise pursuant to these bylaws.

         SECTION 44. SECRETARY AND ASSISTANT SECRETARY. The Secretary shall:

              (a) Keep, or cause to be kept, minutes of all meetings of the corporation's stockholders, Board of Directors, and committees of the Board of Directors, if any. Such minutes shall be kept in written form.

              (b) Keep, or cause to be kept, at the principal executive office of the corporation, or at the office of its transfer agent or registrar, if any, a record of the corporation's stockholders, showing the names and addresses of all stockholders, and the number and classes of shares held by each. Such records shall be kept in written form or any other form capable of being converted into written form.

              (c) Keep, or cause to be kept, at the principal executive office of the corporation, copies of the corporation's corporate records, including its Certificate of Incorporation and these bylaws.

              (d) Give, or cause to be given, notice of all meetings of stockholders, directors and committees of the Board of Directors, as required by law or by these bylaws.

              (e)  Keep the seal of the corporation, if any, in safe custody.

              (f) Exercise such powers and perform such duties as are usually vested in the office of secretary of a corporation, and exercise such other powers and perform such other duties as may be prescribed from time to time by the Board of Directors or these bylaws.

         If any assistant secretaries are appointed, the assistant secretary, or one of the assistant secretaries in the order of their rank as fixed by the Board of Directors or, if they are not so ranked, the assistant secretary designated by the Board of Directors, in the absence or disability of the Secretary or in the event of such officer's refusal to act or if a vacancy exists in the office of Secretary, shall perform the duties and exercise the powers of the Secretary and discharge such duties as may be assigned from time to time pursuant to these bylaws or by the Board of Directors.

         SECTION 45. CHIEF FINANCIAL OFFICER. The Chief Financial Officer shall:

              (a) Be responsible for all functions and duties of the treasurer of the corporation.

              (b) Keep and maintain, or cause to be kept and maintained, adequate and correct books and records of account for the corporation.

              (c) Receive or be responsible for receipt of all monies due and payable to the corporation from any source whatsoever; have charge and custody of, and be responsible for, all monies and other valuables of the corporation and be responsible for deposit of all such monies in the name and to the credit of the corporation with such depositaries as may be designated by the Board of Directors or a duly appointed and authorized committee of the Board of Directors.

              (d) Disburse or be responsible for the disbursement of the funds of the corporation as may be ordered by the Board of Directors or a duly appointed and authorized committee of the Board of Directors.

              (e) Render to the chief executive officer and the Board of Directors a statement of the financial condition of the corporation if called upon to do so.

              (f) Exercise such powers and perform such duties as are usually vested in the office of chief financial officer of a corporation, and exercise such other powers and perform such other duties as may be prescribed by the Board of Directors or these bylaws.

         If any assistant financial officer is appointed, the assistant financial officer, or one of the assistant financial officers, if there are more than one, in the order of their rank as fixed by the Board of Directors or, if they are not so ranked, the assistant financial officer designated by the Board of Directors, shall, in the absence or disability of the Chief Financial Officer or in the event of such officer's refusal to act, perform the duties and exercise the powers of the Chief Financial Officer, and shall have such powers and discharge such duties as may be assigned from time to time pursuant to these bylaws or by the Board of Directors.

         SECTION 46. COMPENSATION. The compensation of the officers shall be fixed from time to time by the Board of Directors, and no officer shall be prevented from receiving such compensation by reason of the fact that such officer is also a director of the corporation.


                                      ARTICLE VI
                  CONTRACTS, LOANS, BANK ACCOUNTS, CHECKS AND DRAFTS

         SECTION 47. EXECUTION OF CONTRACTS AND OTHER INSTRUMENTS. Except as these bylaws may otherwise provide, the Board of Directors or its duly appointed and authorized committee may authorize any officer or officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the corporation, and such authorization may be general or confined to specific instances. Except as so authorized or otherwise expressly provided in these bylaws, no officer, agent, or employee shall have any power or authority to bind the corporation by any contract or engagement or to pledge its credit or to render it liable for any purpose or in any amount.

         SECTION 48. LOANS. No loans shall be contracted on behalf of the corporation and no negotiable paper shall be issued in its name, unless and except as authorized by the Board of Directors or its duly appointed and authorized committee. When so authorized by the Board of Directors or such committee, any officer or agent of the corporation may effect loans and advances at any time for the corporation from any bank, trust company, or other institution, or from any firms, corporation or individual, and for such loans and advances may make, execute and deliver promissory notes, bonds or other evidences of indebtedness of the corporation and, when authorized as aforesaid, may mortgage, pledge, hypothecate or transfer any and all stocks, securities and other property, real or personal, at any time held by the corporation, and to that end endorse, assign and deliver the same as security for the payment of any and all loans, advances, indebtedness, and liabilities of the corporation. Such authorization may be general or confined to specific instances.

         SECTION 49. BANK ACCOUNTS. The Board of Directors or its duly appointed and authorized committee from time to time may authorize the opening and keeping of general and/or special bank accounts with such banks, trust companies, or other depositaries as may be selected by the Board of Directors, its duly appointed and authorized committee or by any officer or officers, agent or agents, of the corporation to whom such power may be delegated from time to time by the Board of Directors. The Board of Directors or its duly appointed and authorized committee may make such rules and regulations with respect to said bank accounts, not inconsistent with the provisions of these bylaws, as are deemed advisable.

         SECTION 50. CHECKS, DRAFTS, ETC. All checks, drafts or other orders for the payment of money, notes, acceptances or other evidences of indebtedness issued in the name of the corporation shall be signed by such officer or officers, agent or agents, of the corporation, and in such manner, as shall be determined from time to time by resolution of the Board of Directors or its duly appointed and authorized committee. Endorsements for deposit to the credit of the corporation in any of its duly authorized depositaries may be made, without counter-signature by the President or any vice president or the Chief Financial Officer or any assistant financial officer or by any other officer or agent of the corporation to whom the Board of Directors or its duly appointed and authorized committee, by resolution, shall have delegated such power or by hand-stamped impression in the name of the corporation.


                                     ARTICLE VII
                      CERTIFICATES FOR STOCK AND THEIR TRANSFER

         SECTION 51. CERTIFICATE FOR STOCK. Every holder of shares in the corporation shall be entitled to have a certificate signed in the name of the corporation by the Chairman or Vice Chairman of the Board or the President or a Vice President and by the Chief Financial Officer or an assistant financial officer or by the Secretary or an assistant secretary, certifying the number of shares and the class or series of shares owned by the stockholder. Any or all of the signatures on the certificate may be facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if such person were an officer, transfer agent or registrar at the date of issue.

         In the event that the corporation shall issue any shares as only partly paid, the certificate issued to represent such partly paid shares shall have stated thereon the total consideration to be paid for such shares and the amount paid thereon.

         If the corporation shall be authorized to issue more than one class of stock or more than one series of any class, the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualification, limitations or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or back of the certificate that the corporation shall issue to represent such class or series of stock, provided that, except as otherwise provided in section 202 of the General Corporation Law of Delaware, in lieu of the foregoing requirements, there may be set forth on the face or back of the certificate that the corporation shall issue to represent such class or series of stock, a statement that the corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

         SECTION 52. TRANSFER ON THE BOOKS. Upon surrender to the Secretary or transfer agent (if any) of the corporation of a certificate for shares of the corporation duly endorsed, with reasonable assurance that the endorsement is genuine and effective, or accompanied by proper evidence of succession, assignment or authority to transfer and upon compliance with applicable federal and state securities laws and if the corporation has no statutory duty to inquire into adverse claims or has discharged any such duty and if any applicable law relating to the collection of taxes has been complied with, it shall be the duty of the corporation, by its Secretary or transfer agent, to cancel the old certificate, to issue a new certificate to the person entitled thereto and to record the transaction on the books of the corporation.

         SECTION 53. LOST, DESTROYED AND STOLEN CERTIFICATES. The holder of any certificate for shares of the corporation alleged to have been lost, destroyed or stolen shall notify the corporation by making a written affidavit or affirmation of such fact. Upon receipt of said affidavit or affirmation the Board of Directors, or its duly appointed and authorized committee or any officer or officers authorized by the Board so to do, may order the issuance of a new certificate for shares in the place of any certificate previously issued by the corporation and which is alleged to have been lost, destroyed or stolen. However, the Board of Directors or such authorized committee, officer or officers may require the owner of the allegedly lost, destroyed or stolen certificate, or such owner's legal representative, to give the corporation a bond or other adequate security sufficient to indemnify the corporation and its transfer agent and/or registrar, if any, against any claim that may be made against it or them on account of such allegedly lost, destroyed or stolen certificate or the replacement thereof. Said bond or other security shall be in such amount, on such terms and conditions and, in the case of a bond, with such surety or sureties as may be acceptable to the Board of Directors or to its duly appointed and authorized committee or any officer or officers authorized by the Board of Directors to determine the sufficiency thereof. The requirement of a bond or other security may be waived in particular cases at the discretion of the Board of Directors or its duly appointed and authorized committee or any officer or officers authorized by the Board of Directors so to do.

         SECTION 54. ISSUANCE, TRANSFER AND REGISTRATION OF SHARES. The Board of Directors may make such rules and regulations, not inconsistent with law or with these bylaws, as it may deem advisable concerning the issuance, transfer and registration of certificates for shares of the capital stock of the corporation. The Board of Directors may appoint a transfer agent or registrar of transfers, or both, and may require all certificates for shares of the corporation to bear the signature of either or both.

                                     ARTICLE VIII
                           INSPECTION OF CORPORATE RECORDS

         SECTION 55. INSPECTION BY DIRECTORS. Every director shall have the absolute right at any reasonable time to inspect and copy all books, records, and documents of every kind of the corporation and any of its subsidiaries and to inspect the physical properties of the corporation and any of its subsidiaries. Such inspection may be made by the director in person or by agent or attorney, and the right of inspection includes the right to copy and make extracts.

         SECTION 56.    INSPECTION BY STOCKHOLDERS.

              (a) INSPECTION OF CORPORATE RECORDS. Any stockholder, in person or by attorney or other agent, shall, upon written demand under oath stating the purpose thereof, have the right during the usual hours for business to inspect for any proper purpose the corporation's stock ledger, a list of its stockholders, and its other books and records, and to make copies or extracts therefrom. A proper purpose shall mean a purpose reasonably related to such
person's interest as a stockholder.   In every instance where an attorney or
other agent shall be the person who seeks the right to inspection, the demand under oath shall be accompanied by a power of attorney or such other writing which authorizes the attorney or other agent to so act on behalf of the stockholder. The demand under oath shall be directed to the corporation at is registered office in the State of Delaware or at its principal place of business.

              (b) INSPECTION OF BYLAWS. The original or a copy of these bylaws shall be kept as provided in Section 44 of these bylaws and shall be open to inspection by the stockholders at all reasonable times during office hours.
A current copy of these bylaws shall be furnished to any stockholder upon written request.

         SECTION 57. WRITTEN FORM. If any record subject to inspection pursuant to Section 56 above is not maintained in written form, a request for inspection is not complied with unless and until the corporation at its expense makes such record available in written form.

                                      ARTICLE IX
                                    MISCELLANEOUS

         SECTION 58. FISCAL YEAR. Unless otherwise freed by resolution of the Board of Directors, the fiscal year of the corporation shall end on the 31st day of December in each calendar year.

         SECTION 59.    ANNUAL REPORT.

              (a) Subject to the provisions of Section 59(b) below, the Board of Directors shall cause an annual report to be sent to each stockholder of the corporation in the manner provided in Section 9 of these bylaws not later than 120 days after the close of the corporation's fiscal year. Such report shall include a balance sheet as of the end of such fiscal year and an income statement and statement of changes in financial position for such fiscal year, accompanied by any report thereon of independent accountants or, if there is no such report, the certificate of an authorized officer of the corporation that such statements were prepared without audit from the books and records of the corporation. Such report shall be sent to stockholders at least 15 (or, if sent by third-class mail, 35) days prior to the next annual meeting of stockholders after the end of the fiscal year to which it relates.

              (b) If and so long as there are fewer than 100 holders of record of the corporation's shares, the requirement of sending of an annual report to the stockholders of the corporation is hereby expressly waived.

         SECTION 60. RECORD DATE. The Board of Directors may fix a time in the future as a record date for the determination of the stockholders entitled to notice of or to vote at any meeting or entitled to receive payment of any dividend or other distribution or allotment of any rights or entitled to exercise any rights in respect of any change, conversion or exchange of shares or entitled to exercise any rights in respect of any other lawful action. The record date so fixed shall not be more than 60 days nor less than 10 days prior to the date of the meeting nor more than 60 days prior to any other action or event for the purpose of which it is fixed. If no record date is fixed, the provisions of Section 15 of these bylaws shall apply with respect to notice of meetings, votes, and consents and the record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolutions relating thereto, or the 60th day prior to the date of such other action or event, whichever is later.

         Only stockholders of record at the close of business on the record date shall be entitled to notice and to vote or to receive the dividend, distribution or allotment of rights or to exercise the rights, as the case may be, notwithstanding any transfer of any shares on the books of the corporation after the record date, except as otherwise provided in the Certificate of Incorporation, by agreement or by law.

         SECTION 61. BYLAW AMENDMENTS. Except as otherwise provided by law or the Certificate of Incorporation, these bylaws may be amended or repealed by the Board of Directors or by the affirmative vote of a majority of the outstanding shares entitled to vote, including, if applicable, the affirmative vote of a majority of the outstanding shares of each class or series entitled by law or the Certificate of Incorporation to vote as a class or series on the amendment or repeal or adoption of any bylaw or bylaws; provided, however, after issuance of shares, a bylaw specifying or changing a fixed number of directors or the maximum or minimum number or changing from a fixed to a variable board or vice versa may only be adopted by approval of the outstanding shares as provided herein.

         SECTION 62. CONSTRUCTION AND DEFINITION. Unless the context requires otherwise, the general provisions, rules of construction, and definitions contained in the Delaware General Corporation Law shall govern the construction of these bylaws. Without limiting the foregoing, "shall" is mandatory and "may" is permissive.

         SECTION 63. REGISTERED STOCKHOLDERS. The corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.

         SECTION 64. DIVIDENDS. Dividends upon the capital stock of the corporation, subject to the provisions of the certificate of incorporation, if any, may be declared by the Board of Directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of the certificate of incorporation.

              Before payment of any dividend, there may be set aside out of any funds of the corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the corporation, or for such other purposes as the directors shall think conducive to the interest of the corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.

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                                      ARTICLE X
                                   INDEMNIFICATION

         SECTION 65. INDEMNIFICATION OF DIRECTORS, OFFICERS, EMPLOYEES AND OTHER AGENTS. The corporation shall, to the fullest extent authorized under the laws of the State of Delaware, as those laws may be amended and supplemented from time to time, indemnify any director made, or threatened to be made, a party to an action or proceeding, whether criminal, civil, administrative or investigative, by reason of being a director of the corporation or a predecessor corporation or, at the corporation's request, a director or officer of another corporation, provided, however, that the corporation shall indemnify any such agent in connection with a proceeding initiated by such agent only if such proceeding was authorized by the Board of Directors of the corporation. The indemnification provided for in this Section 65 shall: (i) not be deemed exclusive of any other rights to which those indemnified may be entitled under any bylaw, agreement or vote of stockholders or disinterested directors or otherwise, both as to action in their official capacities and as to action in another capacity while holding such office, (ii) continue as to a person who has ceased to be a director, and (iii) inure to the benefit of the heirs, executors and administrators of such a person. The corporation's obligation to provide indemnification under this Section 65 shall be offset to the extent of any other source of indemnification or any otherwise applicable insurance coverage under a policy maintained by the corporation or any other person.

         Expenses incurred by a director of the corporation in defending a civil or criminal action, suit or proceeding by reason of the fact that he is or was a director of the corporation (or was serving at the corporation's request as a director or officer of another corporation) shall be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation as authorized by relevant sections of the General Corporation Law of Delaware. Notwithstanding the foregoing, the corporation shall not be required to advance such expenses to an agent who is a party to an action, suit or proceeding brought by the corporation and approved by a majority of the Board of Directors of the corporation which alleges willful misappropriation of corporate assets by such agent, disclosure of confidential information in violation of such agent's fiduciary or contractual obligations to the corporation or any other willful and deliberate breach in bad faith of such agent's duty to the corporation or its stockholders.

         The foregoing provisions of this Section 65 shall be deemed to be a contract between the corporation and each director who serves in such capacity at any time while this bylaw is in effect, and any repeal or modification thereof shall not affect any rights or obligations then existing with respect to any state of facts then or theretofore existing or any action, suit or proceeding theretofore or thereafter brought based in whole or in part upon any such state of facts.

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         The Board of Directors in its discretion shall have power on behalf of the corporation to indemnify any person, other than a director, made a party to any action, suit or proceeding by reason of the fact that he, his testator or intestate, is or was an officer or employee of the corporation.

         To assure indemnification under this Section 65 of all directors, officers and employees who are determined by the corporation or otherwise to be or to have been "fiduciaries" of any employee benefit plan of the corporation which may exist from time to time, Section 145 of the General Corporation Law of Delaware shall, for the purposes of this Section 65, be interpreted as follows: an "other enterprise" shall be deemed to include such an employee benefit plan, including without limitation, any plan of the corporation which is governed by the Act of Congress entitled "Employee Retirement Income Security Act of 1974," as amended from time to time; the corporation shall be deemed to have requested a person to serve an employee benefit plan where the performance by such person of his duties to the corporation also imposes duties on, or otherwise involves services by, such person to the plan or participants or beneficiaries of the plan; excise taxes assessed on a person with respect to an employee benefit plan pursuant to such Act of Congress shall be deemed "fines."

                                      ARTICLE XI
                                RIGHT OF FIRST REFUSAL

         SECTION 66. RIGHT OF FIRST REFUSAL. No stockholder shall sell, assign, pledge, or in any manner transfer any of the shares of stock of the corporation or any right or interest therein, whether voluntarily or by operation of law, or by gift or otherwise, except by a transfer which meets the requirements hereinafter set forth in this bylaw:

              (a) If the stockholder desires to sell or otherwise transfer any of his shares of stock, then the stockholder shall first give written notice thereof to the corporation. The notice shall name the proposed transferee and state the number of shares to be transferred, the proposed consideration, and all other terms and conditions of the proposed transfer.

              (b) For 30 days following receipt of such notice, the corporation shall have the option to purchase all (but not less than all) of the shares specified in the notice at the price and upon the terms set forth in such notice; provided, however, that, with the consent of the stockholder, the corporation shall have the option to purchase a lesser portion of the shares specified in said notice at the price and upon the terms set forth therein. In the event of a gift, property settlement or other transfer in which the proposed transferee is not paying the full price for the shares, and that is not otherwise exempted from the provisions of this Section 66, the price shall be deemed to be the fair market value of the stock at such time as determined in good faith by the Board of Directors. In the event the corporation elects to purchase all of the shares or, with consent of the stockholder, a

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lesser portion of the shares, it shall give written notice to the transferring stockholder of its election and settlement for said shares shall be made as provided below in paragraph (d).

              (c)  The corporation may assign its rights hereunder.

              (d) In the event the corporation and/or its assignee(s) elect to acquire any of the shares of the transferring stockholder as specified in said transferring stockholder's notice, the Secretary of the corporation shall so notify the transferring stockholder and settlement thereof shall be made in cash within 30 days after the Secretary of the corporation receives said transferring stockholder's notice; provided that if the terms of payment set forth in said transferring stockholder's notice were other than cash against delivery, the corporation and/or its assignee(s) shall pay for said shares on the same terms and conditions set forth in said transferring stockholder's notice.

              (e) In the event the corporation and/or its assignees(s) do not elect to acquire all of the shares specified in the transferring stockholder's notice, said transferring stockholder may, within the 60-day period following the expiration of the option rights granted to the corporation and/or its assignees(s) herein, transfer the shares specified in said transferring stockholder's notice which were not acquired by the corporation and/or its assignees(s) as specified in said transferring stockholder's notice. All shares so sold by said transferring stockholder shall continue to be subject to the provisions of this bylaw in the same manner as before said transfer.

              (f) Anything to the contrary contained herein notwithstanding, the following transactions shall be exempt from the provisions of this bylaw:

                   (1) A stockholder's transfer of any or all shares held either during such stockholder's lifetime or on death by will or intestacy to such stockholder's immediate family or to any custodian or trustee for the account of such stockholder or such stockholder's immediate family. "Immediate family" as used herein shall mean spouse, lineal descendant, father, mother, brother, or sister of the stockholder making such transfer.

                   (2) A stockholder's bona fide pledge or mortgage of any shares with a commercial lending institution, provided that any subsequent transfer of said shares by said institution shall be conducted in the manner set forth in this bylaw.

                   (3) A stockholder's transfer of any or all of such stockholder's shares to the corporation or to any other stockholder of the corporation.

                   (4) A stockholder's transfer of any or all of such stockholder's shares to a person who, at the time of such transfer, is an officer or director of the corporation.

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                   (5)  A corporate stockholder's transfer of any or all of its shares pursuant to and in accordance with the terms of any merger, consolidation, reclassification of shares or capital reorganization of the corporate stockholder, or pursuant to a sale of all or substantially all of the stock or assets of a corporate stockholder.

                   (6) A corporate stockholder's transfer of any or all of its shares to any or all of its stockholders.

                   (7) A transfer by a stockholder which is a limited or general partnership to any or all of its partners or former partners.

         In any such case, the transferee, assignee, or other recipient shall receive and hold such stock subject to the provisions of this bylaw, and there shall be no further transfer of such stock except in accord with this bylaw.

              (g) The provisions of this bylaw may be waived with respect to any transfer either by the corporation, upon duly authorized action of its Board of Directors, or by the stockholders, upon the express written consent of the owners of a majority of the voting power of the corporation (excluding the votes represented by those shares to be transferred by the transferring stockholder). This bylaw may be amended or repealed either by a duly authorized action of the Board of Directors or by the stockholders, upon the express written consent of the owners of a majority of the voting power of the corporation.

              (h) Any sale or transfer, or purported sale or transfer, of securities of the corporation shall be null and void unless the terms, conditions, and provisions of this bylaw are strictly observed and followed.

              (i) The foregoing right of first refusal shall terminate on either of the following dates, whichever shall first occur:

                   (1)  On October 1, 2006; or

                   (2) Upon the date securities of the corporation are first offered to the public pursuant to a registration statement filed with, and declared effective by, the United States Securities and Exchange Commission under the Securities Act of 1933, as amended.

              (j) The certificates representing shares of stock of the corporation shall bear on their face the following legend so long as the foregoing right of first refusal remains in effect:

         "The shares represented by this certificate are subject to a right of first refusal option in favor of the corporation and/or its assignee(s), as provided in the bylaws of the corporation."

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                                     ARTICLE XII
                             LOANS OF OFFICERS AND OTHERS

         SECTION 67. CERTAIN CORPORATE LOANS AND GUARANTIES. If the corporation has outstanding shares held of record by 100 or more persons on the date of approval by the Board of Directors, the corporation may make loans of money or property to, or guarantee the obligations of, any officer of the corporation or its parent or any subsidiary, whether or not a director of the corporation or its parent or any subsidiary, or adopt an employee benefit plan or plans authorizing such loans or guaranties, upon the approval of the Board of Directors alone, by a vote sufficient without counting the vote of any interested director or directors, if the Board of Directors determines that such a loan or guaranty or plan may reasonably be expected to benefit the corporation. Notwithstanding the foregoing, the corporation shall have the power to make loans permitted by the Delaware General Corporations Law.

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                               CERTIFICATE OF SECRETARY



         I hereby certify that:

         I am the duly elected and acting Secretary of Advanced Fibre Communications, Inc., a Delaware corporation (the "Company"); and

         Attached hereto is a complete and accurate copy of the Bylaws of the Company as duly adopted by the Board of Directors at a Meeting held on July 12, 1996 and said Bylaws are presently in effect.

         IN WITNESS WHEREOF, I have hereunto subscribed my name and affixed the seal of the Company this 4th day of October, 1996.



                             /s/ Dan E. Steimle
                             ------------------------------------
                             Dan E. Steimle, Secretary